As filed with the Securities and Exchange Commission on July 5, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUALITY DISTRIBUTION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	59-3239073
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4041 Park Oaks Blvd., Suite 200

Tampa, Florida 33610

(Address, Including Zip Code, of Principal Executive Offices)

Quality Distribution, Inc. 2012 Equity Incentive Plan

(Full Title of the Plan)

Joseph J. Troy

Executive Vice President and Chief Financial Officer

Quality Distribution, Inc.

4041 Park Oaks Blvd., Suite 200

Tampa, Florida 33610

(813) 630-5826

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, no par value per share, issuable under the Quality Distribution, Inc. 2012 Equity Incentive Plan	2,000,000 shares	$10.17(3)	$20,340,000(3)	$2,341(3)

(1)	This Registration Statement covers, in addition to the common stock of Quality Distribution, Inc. (the “Registrant”), no par value per share (“Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement.
(2)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares, options and rights that may be offered or issued pursuant to the Quality Distribution, Inc. 2012 Equity Incentive Plan (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.
(3)	Pursuant to Rule 457(c) and 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and the low prices of the Common Stock on June 28, 2012, as reported on the NASDAQ Global Market, which was $10.17 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified in this Part I of Form S-8 (Plan information and Registrant information and employee plan annual information) is included in documents sent or given to the participants in the plan as specified by Rule 428(b)(1) under the Securities Act of 1933. Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents of the Registrant filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 5, 2012, including information incorporated by reference into such report from the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 26, 2012 (Commission File No. 000-24180);

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed on May 9, 2012 (Commission File No. 000-24180);

(c)	The Registrant’s Current Reports on Form 8-K, filed on March 5, 2012, March 8, 2012, May 11, 2012, May 31, 2012, June 6, 2012 and June 15, 2012 (Commission File No. 000-24180); and

(d)	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on November 5, 2003 (Commission File No. 000-24180) (which incorporates the description of the Common Stock from the Registrant’s Registration Statement on Form S-1, originally filed on August 29, 2003, and as subsequently amended (Commission File No. 333-108344)), including any amendments or reports filed for the purposes of updating such description.

Additionally, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities

The Common Stock is registered pursuant to Section 12 of the Exchange Act; therefore, this Item is not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 607.0850 of the Florida Business Corporation Act (the “FBCA”) permits, in general, a Florida corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including the estimated expenses of litigating the proceeding to conclusion and the expenses actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. Section 607.0850(6) of the FBCA permits the corporation to pay such costs or expenses in advance of a final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification under the FBCA. Section 607.0850 of the FBCA provides that the indemnification and advancement of expense provisions contained in the FBCA shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

In accordance with the provisions of the Amended and Restated Bylaws of the Registrant, it shall indemnify, to the fullest extent permitted by law, any person who is or was a party, or is threatened to be made a party to, any threatened, pending or contemplated action, suit or other type of proceeding (other than an action by or in our right), whether civil, criminal, administrative, investigative or otherwise, and whether formal or informal, by reason of the fact that such person is or was the Registrant’s director or officer or is or was serving at the Registrant’s request (as a director or officer of another corporation, partnership, joint venture, trust or other enterprise) against judgments, amounts paid in settlement, penalties, fines (including an excise tax assessed with respect to any employee benefit plan) and expenses (including counsel fees) actually and reasonably incurred in connection with any such action, suit or other proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the Registrant’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any such action, suit or other proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the Registrant’s best interests or, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful. In addition, the Registrant also carries insurance on behalf of its directors, officers, employees or agents that may cover liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

See the attached Exhibit Index, which is incorporated herein by reference.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that provisions (i) and (ii) of this undertaking are inapplicable if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 5th day of July 2012.

QUALITY DISTRIBUTION, INC.

By:	/s/ Gary R. Enzor
Gary R. Enzor Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned members of the Board of Directors and officers of the Registrant do hereby constitute and appoint each of Gary R. Enzor and Joseph J. Troy, or any of them, his true and lawful attorney-in-fact and agent, to do any and all acts and things in his name and on his behalf in his capacity as manager or officer and to execute any and all instruments for him and in his name in the capacities indicated below, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable said company to comply with the Securities Act, and any rules, regulations and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for him in the capacity indicated below, any and all amendments (including post-effective amendments) hereto and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Commission; and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or either of them, shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Gary R. Enzor Gary R. Enzor	Chief Executive Officer and Director (Principal Executive Officer)	July 5, 2012

/s/ Joseph J. Troy Joseph J. Troy	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 5, 2012

/s/ Thomas M. White Thomas M. White	Director	July 5, 2012

/s/ Richard B. Marchese Richard B. Marchese	Director	July 5, 2012

/s/ Alan H. Schumacher Alan H. Schumacher	Director	July 5, 2012

/s/ Kevin E. Crowe Kevin E. Crowe	Director	July 5, 2012

/s/ Thomas R. Miklich Thomas R. Miklich	Director	July 5, 2012

/s/ M. Ali Rashid M. Ali Rashid	Director	July 5, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

4.1	Amended and Restated Articles of Incorporation of Quality Distribution, Inc., dated November 4, 2003. Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Amendment No. 3 to Registration Statement on Form S-1 filed on November 5, 2003 (Registration No. 333-108344).

4.2	Articles of Amendment, dated June 28, 2005 to Amended and Restated Articles of Incorporation of Quality Distribution, Inc. Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 28, 2005.

4.3	Articles of Amendment to Articles of Incorporation of Quality Distribution, Inc., filed May 28, 2010. Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 28, 2010.

4.4	Amended and Restated Bylaws of Quality Distribution. Inc., dated June 28, 2005. Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on June 28, 2005.

4.5	Quality Distribution, Inc. 2012 Equity Incentive Plan. Incorporated herein by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed May 30, 2012.

5.1	Opinion of Shumaker, Loop & Kendrick, LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages).